Exhibit 14.1

CODE OF ETHICS

Innovus Pharmaceuticals, Inc. and subsidiaries (the "Company") is committed to conducting its business in compliance with all the applicable laws and regulations of the countries in which it operates and in accordance with high standards of business conduct. The Company strives to maintain the highest standard of accuracy, completeness and disclosure in its financial dealings, records and reports. These standards serve as the basis for managing the Company's business, for meeting the Company's duties to its shareholders and for maintaining compliance with financial reporting requirements. Each of the Company's officers, directors and employees must adhere to and advocate the following principles and responsibilities governing professional and ethical conduct:

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Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.
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Provide constituents with information that is accurate, complete, objective, relevant, timely and understandable.
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Comply with rules and regulations of federal, state, provincial and local governments and other appropriate private and public regulatory agencies.
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Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgment to be subordinated.
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Use good business judgment in the processing and recording of all financial transactions involved in performing duties with the Company.
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Respect the confidentiality of information acquired in the course of work, except when authorized or otherwise legally obligated to disclose such information, and not use confidential information acquired in the course of work for personal advantage.
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Share knowledge and maintain skills important and relevant to constituents' needs.
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Promote ethical behavior among constituents in the work environment.
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Achieve responsible use of and control over all assets and resources employed or entrusted to such director, officer or employee.
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Comply with generally accepted accounting standards and practices, rules, regulations and controls, to the extent applicable to the duties of such director, officer or employee of the Company.
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Ensure, to the extent applicable to the duties of such director, officer or employee of the Company, that accounting entries are promptly and accurately recorded and properly documented and that no accounting entry intentionally distorts or disguises the true nature of any business transaction.
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Maintain books and records that fairly and accurately reflect the Company's business transactions, to the extent applicable to the duties of such director, officer or employee of the Company.
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Sign only those documents that such director, officer or employee believes to be accurate and truthful.
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Devise, implement and maintain sufficient internal controls to ensure that financial record-keeping objectives are met, to the extent applicable to the duties of such director, officer or employee of the Company.
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Prohibit the establishment of any undisclosed or unrecorded funds or assets for any purpose.
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Not knowingly be a party to any illegal activity or engage in acts that are discreditable to the profession of such director, officer or employee or the Company.
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Respect and contribute to the legitimate and ethical objectives of the Company.
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Engage in only those services for which such director, officer or employee has the necessary knowledge, skills and expertise.
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To the extent applicable to the duties of such director, officer or employee of the Company, properly and promptly record, or cause to be properly and promptly recorded, all disbursements of funds and all receipts.
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Not make, or tolerate to be made, false or artificial statements or entries for any purpose in the books and records of the Company or in any internal or external correspondence, memoranda, or communication of any type, including telephone or wire communications.

Each of the Company's officers, directors and employees are encouraged to promptly report any violations of the Code of Ethics to the Company's Compliance Officer, who is currently Randy Berholtz, Executive Vice President, Corporate Development and General Counsel, or to the Chairman of the Board of Directors. Refer to the Anti-fraud and Whistleblower Policy and Procedures.